Exhibit 99.1

Michael Narikawa

EACO Corporation

(714) 876-2490	January 8, 2025

EACO CORPORATION REPORTS RECORD 1st QUARTER NET SALES AND RECORD QUARTER NET INCOME

ANAHEIM, CALIFORNIA January 8, 2025 – EACO Corporation (OTC Pink:EACO) announced the results for its quarter ended November 30, 2024.

Net sales, net income and earnings per share were as follows for the quarter ended November 30, 2024 (dollars in thousands, except per share information):

	Three Months Ended November 30,		%
	2024	2023	Change
	(unaudited)	(unaudited)
Net sales	$93,920	$80,255	17.0%

Net income	$6,888	$1,779	287.2%*

Basic and diluted earnings per common share	$1.41	$0.36	291.7%

* The increase in net income for the three months ended November 30, 2024 reflects a $3.9 million impairment expense recorded during the three months ended November 30, 2023 and a 17% increase in net sales during the three months ended November 30, 2024.

The Company had 426 sales employees at November 30, 2024, an increase of 13 or 3% from the prior year quarter. The Company’s sales force is divided into sales focus teams (SFT’s). The Company had 112 SFT’s as of November 30, 2024, an increase of 3 from the prior year quarter. Management anticipates continued growth in both our headcount and SFT’s in fiscal year 2025. The Company believes it continues to gain market share through its local presence business model.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Any statements set forth in this news release that are not entirely historical and factual in nature, including without limitation, statements related to our headcount expansion and future growth are forward-looking statements. These forward-looking statements are based on our current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, our ability to hire and retain additional qualified employees, our ability to open additional sales offices, and to gain market acceptance for our products, the pricing and availability of our products, the success of our sales and marketing programs, and the impact of products offered by our competitors from time to time. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in EACO’s most recent Form 10-K and all subsequent Form 10-Q reports filed by us with the SEC. The forward-looking statements included in this release speak only as of the date hereof, and EACO does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

EACO Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share information)

(unaudited)

	November 30,	August 31,
	2024	2024
ASSETS
Current Assets:
Cash and cash equivalents	$591	$843
Restricted cash	10	10
Trade accounts receivable, net	51,736	53,272
Inventory, net	75,683	69,602
Marketable securities, trading	20,521	14,748
Prepaid expenses and other current assets	4,489	3,526
Total current assets	153,030	142,001
Non-current Assets:
Property, equipment and leasehold improvements, net	34,759	35,061
Operating lease right-of-use assets	6,930	7,513
Other assets, net	4,043	3,963
Total assets	$198,762	$188,538
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$34,893	$28,054
Accrued expenses and other current liabilities	21,070	24,910
Current portion of long-term debt	131	129
Current portion of operating lease liabilities	2,596	2,708
Total current liabilities	59,690	55,801
Non-current Liabilities:
Long-term debt	4,181	4,214
Operating lease liabilities	4,426	4,892
Total liabilities	68,297	64,907
Commitments and Contingencies Note 8
Shareholders’ Equity:
Convertible preferred stock, $0.01 par value per share; 10,000,000 shares authorized; 36,000 shares outstanding (liquidation value $900)	1	1
Common stock, $0.01 par value per share; 8,000,000 shares authorized; 4,861,590 shares outstanding	49	49
Additional paid-in capital	12,378	12,378
Accumulated other comprehensive income	38	73
Retained earnings	117,999	111,130
Total shareholders’ equity	130,465	123,631
Total liabilities and shareholders’ equity	$198,762	$188,538

* Derived from the Company’s audited financial statements included in its Form 10-K for the year ended August 31, 2024 filed with the U.S. Securities and Exchange Commission on November 29, 2024.

EACO Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except for share and per share information)

(unaudited)

	Three Months Ended
	November 30,
	2024	2023
Net sales	$93,920	$80,255
Cost of sales	66,139	56,683
Gross margin	27,781	23,572
Operating expenses:
Selling, general and administrative expenses	18,938	17,217
Impairment on termination of lease	–	3,906
Income from operations	8,843	2,449

Other (expense) income:
Net gain (loss) on trading securities	454	(44)
Interest and other expense, net	(48)	(9)
Other income (expense), net	406	(53)
Income before income taxes	9,249	2,396
Provision for income taxes	2,361	617
Net income	6,888	1,779
Cumulative preferred stock dividend	(19)	(19)
Net income attributable to common shareholders	$6,869	$1,760
Basic and diluted earnings per common share:	$1.41	$0.36
Basic average common shares outstanding	4,861,590	4,861,590
Diluted weighted average common shares outstanding	4,901,590	4,901,590

EACO Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	November 30,
	2024	2023
Operating activities:
Net income	$6,888	$1,779
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	433	317
Bad debt expense	66	47
Deferred tax provision	(48)	(67)
Net unrealized (gain) loss on trading securities	(213)	210
Impairment on termination of lease	–	3,906
Increase (decrease) in cash from changes in
Trade accounts receivable	1,470	556
Inventory	(6,081)	(3,986)
Prepaid expenses and other assets	(995)	(346)
Operating lease right-of-use assets	583	5,772
Trade accounts payable	3,328	190
Accrued expenses and other current liabilities	(2,840)	(2,257)
Right of use liabilities	(578)	(5,820)
Net cash provided by operating activities	2,012	301
Investing activities:
Additions to property, equipment, and leasehold improvements	(131)	(31,701)
(Purchase) proceeds from sale of marketable securities, trading	(5,560)	22,791
Net cash used in investing activities	(5,691)	(8,910)
Financing activities:
Borrowing on revolving credit facility	–	3,081
Payments on long-term debt	(31)	(31)
Preferred stock dividend	(19)	(19)
Bank overdraft	3,511	3,650
Net cash provided by financing activities	3,461	6,681
Effect of foreign currency exchange rate changes on cash and cash equivalents	(35)	(131)
Net (decrease) in cash, cash equivalents, and restricted cash	(252)	(2,059)
Cash, cash equivalents, and restricted cash - beginning of period	853	8,568
Cash, cash equivalents, and restricted cash - end of period	$601	$6,509
Supplemental disclosures of cash flow information:
Cash paid for interest	$48	$296
Cash paid for income taxes	$9,211	$674